Exhibit 10.11

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of October 30, 2015, made by each of the Grantors on the signature pages hereto, in favor of Cerberus Business Finance, LLC, a Delaware limited liability company (“CBF”), in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent” or the “Buyer”), as the initial borrower, and immediately upon consummation of the Funko Acquisition (as defined in the Financing Agreement) Funko Holdings LLC, a Delaware limited liability company (“Parent” or “Funko Holdings”) and each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Ultimate Parent, the Parent and each other Person that executes a Joinder Agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and PNC Bank, National Association (“PNC”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) are parties to that certain Financing Agreement, dated as of October 30, 2015 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”);

WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain term loans and revolving loans, which revolving loans will include a subfacility for the issuance of letters of credit (each a “Loan” and collectively, the “Loans”), to the Borrowers;

WHEREAS, it is a condition precedent to the Lenders making any Loan and providing any other financial accommodation to the Borrowers pursuant to the Financing Agreement that each person listed as a “Grantor” on the signature pages hereto (each a “Grantor” and collectively the “Grantors”) shall have executed and delivered to the Collateral Agent a pledge to the Collateral Agent, for the benefit of the Secured Parties, and the grant to the Collateral Agent, for the benefit of the Secured Parties, of (a) a security interest in and Lien on the outstanding Equity Interests (as defined in the Financing Agreement) and indebtedness from time to time owned by such Grantor of each Person now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in all or substantially all other personal property and fixtures of such Grantor, in each case, subject to certain exceptions as provided herein;

WHEREAS, the Grantors are dependent on each other in the conduct of their respective businesses, with credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the business interest of such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Collateral Agent, the Administrative Agent and the Lenders to make and maintain the Loans and to provide Letters of Credit and to provide other financial accommodations to the Borrowers pursuant to the Financing Agreement, the Grantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions.

(a)	Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement and the recitals hereto which are defined in the Financing Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b)	The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c)	As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.

“CFC” means any subsidiary of Ultimate Parent (i) that is a “controlled foreign corporation” (as defined in the Internal Revenue Code), (ii) all or substantially all of the assets of which consist of stock of one or more subsidiaries described in clause (i) above, in each case that has not guaranteed or pledged any of its assets or suffered a pledge of more than 65% of its voting stock to secure, directly or indirectly, any Indebtedness of the Loan Parties or (iii) any direct or indirect domestic subsidiary of a direct or indirect foreign subsidiary of Ultimate Parent (and any direct or indirect domestic subsidiary that is a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the equity or indebtedness of one or more direct or indirect foreign subsidiaries).

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all such licenses, contracts or other agreements set forth in Schedule II hereto).

“Excluded Property” shall mean:

(a) any Investment Property or General Intangibles or assets governed thereby (including any license, contract, permit, lease or franchise to the extent deemed a General Intangible), now or hereafter held or owned by any Grantor, to the extent, in each case, that (i) a security interest may not be granted by a Grantor in such Investment Property or General Intangibles as a matter of law or (ii) a security interest may not be granted under the express terms of the governing documents applicable to such General Intangible, Investment Property or assets governed thereby (or the granting of which would result in a default or termination under such governing documents), without the consent of one or more applicable parties thereto so long as such consent from such applicable party or parties is not from either Parent or another Loan Party under the Financing Agreement,

(b) fixtures located on premises leased by any Grantor to the extent the pledge thereof or grant of a security interest therein is (i) prohibited by the lease governing such premises and (ii) would result in the forfeiture of any Grantor’s right, title or interest thereunder under applicable law; provided, however, that at such time as any such grant of a security interest in any fixture is not prohibited and does not result in a forfeiture thereunder or under applicable law, such fixture shall (without any further act or delivery by any Person) constitute Collateral hereunder,

(c) equipment owned by any Grantor that is subject to a Permitted Lien or a Lien securing Permitted Indebtedness if the contract or other agreement applicable to such Permitted Indebtedness validly prohibits the creation of any other Lien on such equipment or if such creation would result in a default or termination under the relevant agreement,

(d) any intent-to-use trademark application or other Intellectual Property to the extent and for so long as creation by a Grantor of a security interest therein would result in the abandonment, cancellation, invalidation or unenforceability thereof provided however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in this clause (d) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in this clause (d)or any other clause of this definition),

(e) (i) any assets of any Subsidiary that is a CFC and (ii) more than 65% of the voting stock of any Subsidiary of a Loan Party that is a CFC,

(f) any License or any property subject to a License to the extent a grant of a security interest therein would result in a breach or termination pursuant to the terms of, or a default under, any such License, and

(g) any interest in real property,

(h) any (A) payroll and other employee wage and benefit accounts (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow accounts and (D) fiduciary or trust accounts, and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account,

(i) any assets in which a pledge of, or grant of security interest in, such assets would be prohibited by applicable law, rule or regulation or which would require governmental (including regulatory) consent, approval, license or authorization with respect to such pledge or grant, unless such consent, approval, license or authorization has been received,

(j) any Titled Collateral,

(k) any (A) margin stock (within the meaning of Regulation T, U or X), (B) Equity Interests in captive insurance subsidiaries, special purpose entities to the extent reasonably acceptable to the Collateral Agent (such acceptance not to be unreasonably withheld, delayed or conditioned) and not-for-profit subsidiaries, and (C) Equity Interests in any other Person (other than wholly-owned Subsidiaries) to the extent not permitted by the terms of such Person’s organizational or joint venture documents (so long as such prohibition did not arise as part of the acquisition or formation thereof or in anticipation of the Loans),

(l) any assets the granting of a security interest therein would result in adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the IRS Code or any similar law or regulation in any applicable jurisdiction) to any Grantor as reasonably determined by Borrowers and with the consent of the Collateral Agent (not to be unreasonably withheld, delayed or conditioned),

(m) Letter-of-Credit Rights (except to the extent a security interest therein can be perfected by the filing of financing statements under the Code), and

(n) those assets as to which the Collateral Agent and the Borrowers reasonably agree that the cost of obtaining or perfecting such a security interest is excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Intellectual Property” means all US and non-US (i) published and unpublished works of authorship (including, without limitation, computer software), copyrights therein and thereto, copyrighted works and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, including, without limitation, all copyright registrations and applications listed in Schedule II hereto (collectively, “Copyrights”); (ii) inventions and discoveries and all patents, registrations, and applications therefor, including, without limitation, divisionals, continuations, continuations-in-part and renewal applications, and all renewals, extensions and reissues, including, without limitation, all patents and patent applications listed in Schedule II hereto (collectively, “Patents”); (iii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, and all extensions, modifications and renewals of same, including, without limitation, all trademark registrations and applications listed in Schedule II hereto (collectively, “Trademarks”); (iv) confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, “Trade Secrets”); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, without limitation, rights to recover for past, present and future violations thereof (collectively, “Other Proprietary Rights”).

“Licenses” means the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all such licenses, contracts or other agreements set forth in Schedule II hereto).

“Pledged Debt” means the indebtedness described in Schedule VII hereto and all indebtedness from time to time owned or acquired by a Grantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Pledged Shares” means (a) the Equity Interests described in Schedule VIII hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule VIII (the “Existing Issuers”), (b) the Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash,

Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests. Without limiting the foregoing, “Pledged Shares” shall include in each case all of the following rights relating to any of the Equity Interests described in clauses (a) and (b) of the prior sentence, whether arising under the Organizational Documents of applicable Pledged Issuer or under the applicable laws of such Pledged Issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable Pledged Issuer; (iii) all management rights with respect to such Pledged Issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable Pledged Issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable Pledged Issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such Pledged Issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable Pledged Issuer under its Organizational Documents as in effect from time to time or under applicable Law; and (vii) all rights to amend the Organizational Documents of such Pledged Issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or applicable Law.

“Secured Parties” means, collectively, the Agents, the L/C Issuer, the Bank Product Providers and the Lenders.

“Secured Obligations” has the meaning specified therefor in Section 3 hereof.

“Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements (including, without limitation, all such licenses, contracts or other agreements set forth in Schedule II hereto).

SECTION 2. Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations, each Grantor hereby pledges and collaterally assigns to the Collateral Agent (and its agents and designees), and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all of the following personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation (all being collectively referred to herein as the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper (whether tangible or electronic);

(c)	the Commercial Tort Claims specified on Schedule VI hereto;

(d)	all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Agent or any Lender or any affiliate, representative, agent or correspondent of any Agent or any Lender;

(e)	all Documents;

(f)	all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(g)	all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h)	all Instruments (including, without limitation, Promissory Notes);

(i)	all Investment Property;

(j)	all Letter-of-Credit Rights;

(k)	all Pledged Interests;

(l)	all Supporting Obligations;

(m)

all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(n)	all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case, howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include Excluded Property unless the provision in the applicable license, contract or agreement to which such Grantor is a party prohibits the grant of a security interest in such Excluded Property (other than property described in clauses (d), (e), (g), (h), (j), (k), (l), (m) or (n) of the definition of “Excluded Property”) (A) has been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement. It is the intention of the parties that if Collateral Agent shall fail to have a perfected Lien in any particular property or assets of any Grantor for any reason whatsoever (including such property or assets being Excluded Property), but the provisions of this Agreement and/or of the other Loan Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Collateral Agent against Grantors, would be sufficient to create a perfected Lien in any property or assets that such Grantor may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein (and not merely as Proceeds (as defined in Article 9 of the Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Code).

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a)	the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Financing Agreement and/or the other Loan Documents, including, without limitation, (i) all Obligations, (ii) in the case of a Guarantor, all Guaranteed Obligations and (iii) to the extent, if any, not already described in the foregoing clauses (i) or (ii), all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

(b)	the due performance and observance by each Grantor of all of its other Obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Delivery of the Pledged Interests.

(a)

(i) All promissory notes currently evidencing the outstanding Pledged Debt and all other Pledged Debt having an outstanding principal amount in excess of $250,000 and all certificates currently representing the Pledged Shares of any Subsidiary or other Pledged Shares with an aggregate value in excess of $250,000 shall be delivered to the Collateral Agent (or its custodian, designee or other nominee) on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and Instruments constituting Pledged Interests having a face or principal amount aggregating in excess of $250,000 from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Financing Agreement (the “Additional Collateral”) shall be delivered to the Collateral Agent (or its custodian, designee or other nominee) promptly upon, but in any event within ten (10) Business Days of, receipt thereof by or on behalf of any of the Grantors. All such promissory notes, certificates and Instruments shall be held by or on behalf of the Collateral Agent (or its custodian, designee or other nominee) pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Interests with an aggregate value in excess of $250,000 consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Grantor shall promptly notify the Collateral Agent thereof and at the Collateral Agent’s reasonable request cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Grantor. If any Pledged Interests consists of security entitlements with an aggregate value in excess of

$250,000, such Grantor shall promptly notify the Collateral Agent thereof and at the Collateral Agent’s reasonable request transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by such Grantor.

(ii)	Within ten (10) Business Days (or such later time as the Agents may agree in writing) of the receipt by any Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall, unless waived by the Collateral Agent, be delivered to the Collateral Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Financing Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules VII and VIII hereto. Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to the Collateral Agent (or its custodian, designee or other nominee) shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(b)	If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends payable in cash or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall (but in the case of subclauses (iii) and (iv) of this Section 4(b), to the extent permitted to be retained hereunder or pursuant to the Financing Agreement) receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Grantor’s other property and shall deliver it forthwith to the Collateral Agent (or its custodian, designee or other nominee), in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent (or its custodian, designee or other nominee) subject to the terms hereunder, as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 5. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

(a)	As of the date hereof, Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the state or jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists.

(b)	This Agreement is, and each other Loan Document to which any Grantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(c)	There is no pending or, to the knowledge of an Authorized Officer of such Grantor, threatened action, suit or proceeding affecting such Grantor before any court or other Governmental Authority or any arbitrator that could reasonably be expected to adversely affect the grant by such Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(d)	Each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof or as otherwise notified to the Collateral Agent pursuant to Section 7.01(a)(v) of the Financing Agreement). None of the Accounts is evidenced by Promissory Notes or other Instruments (other than items deposited or to be deposited for collection in the ordinary course or those that have been delivered to the Collateral Agent in accordance with Section 4(a) having a face or principal amount in excess of $250,000). Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is (x) a complete and correct list of each trade name used by such Grantor as of the Effective Date and (y) the legal name of each Person from which such Grantor has acquired any substantial part of the Collateral outside of the ordinary course of business within four months prior to the date hereof.

(e)	Schedule II hereto sets forth a true and complete list of all Licenses material to the business of each Grantor as of the date hereof (excluding any Licenses of commercially available, off-the-shelf software).

(f)	To Grantor’s knowledge, Grantors own and control, or otherwise possess adequate rights to use, all material Intellectual Property necessary to conduct their business. Schedule II hereto sets forth a true and complete list of all issued, registered, or applied-for material Intellectual Property owned or used by each Grantor as of the date hereof. To the applicable Grantor’s knowledge, as of the date hereof, all such Intellectual Property owned by such Grantor is valid, subsisting and enforceable, and has not been abandoned in whole or in part and no such Intellectual Property is subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Grantor’s rights thereto. As of the Effective Date, except as set forth in Schedule II hereto, no such Intellectual Property owned by the Grantor is the subject of any licensing agreement.

(g)	To the applicable Grantor’s knowledge, (i) none of the material Other Proprietary Rights or material Trade Secrets owned by such Grantor have been divulged, disclosed or appropriated to the material detriment of such Grantor for the benefit of any other Person other than such Grantor; and (ii) no employee, independent contractor or agent of any Grantor is in material default or material breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating an any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property, except for in the case of clauses (i) and (ii) that could not reasonably be expected to cause a Material Adverse Effect.

(h)	The Existing Issuers set forth in Schedule VIII identified as a Subsidiary of such Grantor are such Grantor’s only Subsidiaries existing on the date hereof. The Pledged Shares of the Existing Issuers have been duly authorized and validly issued and the Pledged Shares of any Existing Issuer that is a corporation organized under the laws of any jurisdiction of the United States are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule VIII hereto, the Pledged Shares constitute 100% of the issued shares of the Equity Interests of the Existing Issuers as of the date hereof. All other shares of the Equity Interests of such Grantor’s Subsidiaries constituting Pledged Shares will be duly authorized and validly issued, and if the relevant Pledged Issuer is a corporation organized under the laws of any jurisdiction of the United States, fully paid and nonassessable.

(i)	The promissory notes currently evidencing the Pledged Debt issued by any Subsidiary of such Grantor have been, to such Grantors’ knowledge, duly authorized executed and delivered by the respective makers thereof, and all such promissory notes are legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.

(j)	Except as otherwise provided in the Financing Agreement, such Grantor is and will be at all times the sole and exclusive owner of, or otherwise have and will have rights in, the Collateral of such Grantor free and clear of any Lien except for the Permitted Liens.

(k)	[Reserved]

(l)	No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required on the date hereof for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally or any consents, registrations or filings necessary to transfer title or ownership of any Collateral in connection with a disposition thereof.

(m)	This Agreement creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity. The compliance with the requirements of this Agreement will, as of the date that such actions are taken, and subject to exceptions for any Collateral for which such actions are not required, result in the perfection of such security interests to the extent such perfection is governed by the laws of the United States or any jurisdiction thereof (other than with respect to Collateral which cannot be perfected by (i) the filing of a UCC financing statement in the applicable jurisdiction, (ii) the taking of the actions specified in Section 6(i)(vi) with respect to Intellectual Property or (iii) the actions required by Article VIII of the Financing Agreement), subject in priority only to the Permitted Liens for the benefit of the Secured Parties, and the recording of such instruments described above.

(n)	[Reserved]

(o)	(i) With respect to the Equity Interests included in the Collateral of each Grantor and its Subsidiaries that is a partnership or a limited liability company and does not have certificated equity, either (I) the partnership interests or membership interests of each such Person are not (A) dealt in or traded on securities exchanges or in securities markets, (B) securities for the purposes of Article 8 of any relevant Uniform Commercial Code, (C) investment company securities within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (D) evidenced by a certificate, or (II) the Grantor has taken such actions as are required to grant the Collateral Agent control, as defined in Article 9 of the UCC. Such partnership interests or membership interests constitute General Intangibles.

SECTION 6. Covenants as to the Collateral. So long as any of the Secured Obligations have not been Paid in Full or unless the Collateral Agent shall otherwise consent in writing:

(a)

Further Assurances. Subject to any express limitations otherwise specified herein, each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that, in each case, the Collateral Agent may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby (other than with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses); (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral in the manner contemplated herein; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and Instruments, in excess of $250,000 with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper or Instrument (other than items deposited or to be deposited for collection is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper having a face or principal amount, individually or in the aggregate, in excess of $250,000, to the extent required hereunder, delivering and pledging to the Collateral Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to issued, registered or applied-for Intellectual Property Collateral hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (E) after the occurrence and continuance of an Event of Default, at the request of the Collateral Agent, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Interests in accordance with the terms of this Agreement, (F) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, and (G) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; provided, that (x) no Grantor shall be obligated to take any such actions in any jurisdiction other than the

United States, and (y) no Grantor shall be required to take any action if such Grantor demonstrates to the Collateral Agent’s reasonable satisfaction that the costs or other detriment to such Grantor of taking such action are disproportionate to the value of the relevant Collateral or the other benefits to the Collateral Agent. No Grantor shall take any action, or fail to take any action, which would impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.

(b)	Commercial Tort Claims. If at any time after the date hereof, any Grantor becomes aware of, acquires or holds any Commercial Tort Claim reasonably expected to exceed $250,000, promptly notify the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and, if requested by the Collateral Agent, granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Collateral Agent.

(c)	Condition of Equipment. Each Grantor will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its Equipment which is necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent any such failure to preserve could not reasonably be expected to result in a Material Adverse Effect.

(d)	[Reserved]

(e)	[Reserved]

(f)

Provisions Concerning the Accounts and the Licenses. The Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If any Event of Default shall have occurred and be continuing after receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(c) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, and without contradicting or limiting any of the provisions of Article VIII of the Financing Agreement (or any of the obligations, covenants and duties of Grantors thereunder or any rights or remedies of any Agent thereunder) upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent or its designated agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Secured Obligations or distributed in accordance with Section 9 hereof.

(g)	Provisions Concerning the Pledged Interests. Each Grantor will

(i)	at the Grantor’s joint and several expense, promptly deliver to the Collateral Agent a copy of each material notice or other material communication received by it in respect of the Pledged Interests having a value in excess of $250,000;

(ii)	at the Grantors’ joint and several expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person;

(iii)	not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests (other than as permitted pursuant to the Loan Documents); and

(iv)	not permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such Equity Interests or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such Equity Interests, in each case, except as otherwise permitted under the Loan Documents.

(h)	Transfers and Other Liens.

(i)	Except to the extent permitted by the Financing Agreement, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

(ii)	Except to the extent permitted by the Financing Agreement, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

(i)	Intellectual Property.

(i)	Each Grantor has duly executed and delivered the applicable Grant of a Security Interest substantially in the form attached hereto as Exhibit B.

(ii)	Each Grantor agrees that it will not do any act or omit to do any act whereby any issued or applied for Patent it owns that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public (other than the expiration of a Patent at the end of its statutory term), and agrees that it shall continue to mark any products covered by an enforceable Patent with the relevant patent number as necessary to establish and preserve its rights under applicable patent laws, except where the failure to do so, together with all other such failures hereunder since the Effective Date, could not reasonably be expected to have a Material Adverse Effect.

(iii)	Each Grantor will, for each Trademark it owns that is material to the conduct of such Grantor’s business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain, and take all commercially reasonable steps to ensure that any licensee of such Trademark maintains, the quality of products and services offered under such Trademark, (C) display such Trademark with notice of US or non-US registration to the extent reasonably necessary to establish and preserve its rights under applicable law, and (D) not knowingly use or knowingly permit the use of such Trademark in violation of any material third party rights, except, in each case, where the failure to do so, together with all other such failures hereunder since the Effective Date, could not reasonably be expected to result in a Material Adverse Effect.

(iv)	Each Grantor will, for each work covered by a material Copyright that it owns, continue to publish, reproduce, display, adopt and distribute the work with, and affix to the work, appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws, except where the failure to do so, together with all other such failures hereunder since the Effective Date, could not reasonably be expected to result in a Material Adverse Effect.

(v)

Each Grantor shall notify the Collateral Agent promptly if it knows that any Intellectual Property material to the conduct of the business of the Loan Parties, taken as a whole, may become abandoned or dedicated to the public (other than the expiration of Patents and Copyrights at the end of their statutory terms), or of any final materially adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country that could reasonably be expected to result in a Material Adverse Effect) regarding such Grantor’s ownership of any such Intellectual Property, its right to register the same, or its right to keep and maintain the same.

(vi)	In the event that any Grantor files an application or registration for any material Intellectual Property with the United States Patent and Trademark Office, United States Copyright Office, or any state office or agency, either itself or through any agent, employee, licensee or designee, the provisions of Section 2 hereof shall automatically apply thereto. Each Grantor shall give to the Collateral Agent notice thereof on at least a quarterly basis in connection with the delivery of each certificate under Section 7.01(a)(iv) of the Financing Agreement, and, upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property, including execution of a Grant of Security Interest, substantially in the form of Exhibit B hereto, for filing, with the United States Patent and Trademark Office or United States Copyright Office (as applicable), and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable for so long as the security interest in the respective item of Intellectual Property remains in effect.

(vii)	Each Grantor will take all reasonable steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office or United States Copyright Office (as applicable), to pursue each material application relating to the Intellectual Property of such Grantor (and to obtain the relevant grant or registration when it is feasible to do so), and to maintain each issued Patent and each registration of the Trademarks and Copyrights that are material to the conduct of any Grantor’s business as conducted or currently contemplated to be conducted, including by timely filing applications for renewal, affidavits of use, affidavits of incontestability, and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(viii)	In the event that any Grantor has reason to believe that any Collateral consisting of Intellectual Property owned by such Grantor that is material to the conduct of such Grantor’s business has been infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as are appropriate under the circumstances and consistent with its reasonable business judgment, to protect its rights in such Collateral and promptly shall notify the Collateral Agent of the initiation of any suit with respect thereto.

(ix)	Upon and during the continuance of an Event of Default, (A) no Grantor shall abandon or otherwise permit any Intellectual Property to become invalid and (B) upon the request of the Collateral Agent, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each License that constitutes Collateral in order to effect the assignment of such license to the Collateral Agent or its designee.

(x)	Each Grantor shall execute, authenticate and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby. Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable for so long as this Agreement has not terminated in accordance with its terms.

(j)	Deposit, Commodities and Securities Accounts. Subject to any exceptions pursuant to Article VIII of the Financing Agreement, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent (or its designee) a control agreement, in form and substance reasonably satisfactory to the Collateral Agent. Subject to the following sentence, without the prior written consent of the Collateral Agent, no Grantor shall make or maintain any Deposit Account, Commodity Account or Securities Account except for (i) the accounts set forth in Schedule IV hereto or (ii) accounts with respect to which the applicable bank or financial institution shall have executed and delivered to the Collateral Agent a control agreement with respect to such account. The provisions of this Section 6(j) shall not apply to (i) Deposit Accounts or Securities Accounts for which the Collateral Agent or the Administrative Agent is the depositary or securities intermediary (provided that, upon request of Administrative Agent, Grantors shall enter into a control agreement with Administrative Agent as depositary bank and with Collateral Agent with respect to any such Deposit Account maintained with Administrative Agent) and (ii) Deposit Accounts not required to be subject to a control agreement pursuant to the definition of “Cash Management Account” and Section 8.01 of the Financing Agreement.

(k)	[Reserved]

(l)

Control. Each Grantor hereby agrees to take any or all action that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code and with respect to the following Collateral: (i) Deposit Accounts (to the extent required by the Financing Agreement), (ii) Electronic Chattel

Paper, (iii) Investment Property (other than Investment Property not constituting Additional Collateral), and (iv) Letter-of-Credit Rights with a face amount in excess of $500,000 and a term equal to or longer than six months. Each Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes; provided, that (x) no Grantor shall be required to take any actions to perfect any security interest to the extent that such action is excluded from the operation of any other clause of this Agreement, and (y) in the case of letter of credit issuers, or issuers of uncertificated securities, such Grantor shall be required only to make commercially reasonable efforts for a period of thirty (30) days to obtain such third party’s consent to the relevant action.

(m)	Records; Inspection and Reporting.

(i)	Each Grantor shall keep adequate records concerning the Accounts, Chattel Paper and Pledged Interests.

(ii)	Except as otherwise expressly permitted by Section 7.02(m) of the Financing Agreement, no Grantor shall change (A) its name, identity or form of organization, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule III hereto. Each Grantor shall promptly notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

(n)	Partnership and Limited Liability Company Interest. Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to the Collateral Agent pursuant to Section 4 hereof, or the Grantor has taken such actions as are required to grant the Collateral Agent control, as defined in Article 9 of the UCC, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate, unless such certificate is delivered to the Collateral Agent. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a)	So long as no Event of Default shall have occurred and be continuing and the Collateral Agent has not provided written notice to the Administrative Borrower of its exercise of its rights hereunder:

(i)	each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents; provided, however, that (A) each Grantor will give the Collateral Agent prior notice of the manner in which it intends to exercise, or the reasons for refraining from exercising any such right that could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Collateral Agent’s Lien and (B) such Grantor shall refrain from exercising any voting or other consensual right if the effect thereof could reasonably be likely to adversely affect in any material respect the value, liquidity or marketability of any Collateral (excluding disposition transactions permitted under the Financing Agreement) or the creation, perfection and priority of the Collateral Agent’s Lien;

(ii)	each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Financing Agreement; provided, however, that (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests that constitute property of a type that is required to be delivered hereunder, and (B) any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Financing Agreement shall be, and shall forthwith be delivered to the Collateral Agent, to hold as Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Grantors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

(iii)	the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b)	Upon the occurrence and during the continuance of an Event of Default and after written notice from the Collateral Agent to the Administrative Borrower of its exercise of its rights hereunder:

(i)	all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii)	the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) until such time as no Event of Default is no longer in effect, and until such time, the Collateral Agent may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii)	without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv)	all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8. Additional Provisions Concerning the Collateral.

(a)

To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to perfect and preserve the priority of the security interests granted under this Agreement in accordance with the requirements hereof, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)

Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 6 hereof and Section 7(a) hereof), including, without limitation, after the occurrence and during the continuance of an Event of Default (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to the Financing Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become Obligations of such Grantor to the Collateral Agent, due and payable immediately without demand, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral. This power is coupled with an interest and is irrevocable until the date on which all of the Secured Obligations (other than unasserted contingent indemnification obligations) have been Paid in Full after the termination of each Lender’s Commitment and each of the Loan Documents.

(c)

For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time after the occurrence and during the continuance of an Event of Default as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof (to the extent permitted by licenses for such computer programs); provided that any such Trademark license will contain reasonable and customary quality control provisions. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Financing Agreement that limit the right of a Grantor to dispose of its property and Section 6(i) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of a Grantor, promptly execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the date on which all of the Secured Obligations (other than unasserted contingent indemnification obligations) have been Paid in Full after the termination of each Lender’s Commitment, the licenses granted to the Collateral Agent pursuant to this clause (c) shall automatically terminate and the Collateral Agent (subject to Section 13(e) hereof) shall release and reassign to the Grantors all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantors’ sole expense. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor either prior to the date of this Agreement or granted in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence, bad faith or willful misconduct, as determined by a final determination of a court of competent jurisdiction. .

(d)	If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and shall be secured by the Collateral.

(e)	The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession, the accounting for moneys actually received by it hereunder and other duties imposed on the Collateral Agent as a secured party by operation of the Code and other applicable laws, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. The Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

(f)

Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under such Licenses or otherwise in respect of the

Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under such Licenses or otherwise in respect of the Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)	The Collateral Agent may at any time after the occurrence during the continuance of an Event of Default in its discretion (i) without notice to any Grantor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a)

The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent not prohibited by law, each Grantor hereby waives any claims against the Collateral Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and to the extent not prohibited by law, waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Collateral Agent (on behalf of itself and the Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to any Grantor from the Collateral Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Collateral Agent may, at any time and from time to time, upon ten (10) days’ prior notice to any Grantor, license, on a non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (iii) the Collateral Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective solely upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property Collateral owned by such Grantor (or any application or registration in the United States Patent and Trademark Office or the United States Copyright Office). If an assignment of Intellectual Property shall have been made as provided herein, and if such Event of Default is no longer continuing (and no other Event of Default shall have occurred and be continuing), the Collateral Agent shall promptly execute and deliver to each Grantor, at such Grantor’s sole cost and expense, any assignment or assignments as may be necessary to reassign to such Grantor any such Intellectual Property then-owned by the Collateral Agent; provided, after giving effect to such reassignment, the security interest granted pursuant to this Agreement, and all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect.

(b)	Each Grantor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

(c)	Any cash held by the Collateral Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Collateral Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Financing Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations (other than unasserted contingent indemnification obligations) have been Paid in Full after the termination of each Lender’s Commitment and each of the Loan Documents, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(d)	In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, out-of-pocket costs and expenses of any attorneys employed by the Collateral Agent to collect such deficiency.

(e)	Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(f)	The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10. Indemnity and Expenses. This Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 12.04 and 12.16 of the Financing Agreement, mutatis mutandi.

SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Financing Agreement.

SECTION	12. Security Interest Absolute; Joint and Several Obligations.

(a)

All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest until the Payment in Full of all Secured Obligations and the termination of the Financing Agreement.

(b)	Each Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any Borrower, (iii) notice of any actions taken by any Agent, any Lender, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.

(c)	All of the obligations of the Grantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 13. Miscellaneous.

(a)	No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor affected thereby and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)	No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c)	This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the date on which all of the Secured Obligations have been Paid in Full after the termination of each Lender’s Commitment and each of the Loan Documents and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and their respective successors and assigns, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

(d)

Upon the date on which all of the Secured Obligations (other than unasserted contingent indemnification obligations upon which no claim has been made) have been Paid in Full after the termination of each Lender’s Commitment and each of the Loan Documents, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Collateral Agent will, upon the Grantors’ request and at the Grantors’ expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors (or whosoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. In the event that, within five Business Days following any such termination, the Collateral Agent shall fail to submit for recording in the appropriate office appropriate UCC-3 termination statements as requested by one or more Grantors, each of the Grantors is hereby authorized by the Collateral Agent to file such termination statements in the name of and on behalf of the Collateral Agent as secured party.

(e)	This Agreement shall (i) remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets at any time prior to the date on which all of the Secured Obligations (other than unasserted contingent indemnification obligations upon which no claim has been made) have been Paid in Full after the termination of each Lender’s Commitment and each of the Loan Documents and (ii) continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)	Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VIII attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VIII, respectively, hereto, and the Collateral Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g)

The security interests created hereby shall automatically terminate and be released with respect to any Collateral or any Grantor that is sold as part of or in connection with any sale permitted under the Financing Agreement or under any other Loan Document. With respect to any such termination the Collateral Agent shall, upon the reasonable request of the Grantors and at the Grantor’s expense, execute and deliver to the Grantors and record such documents as the Grantors shall reasonably request to evidence such termination (including, without limitation, appropriate UCC-3 amendments or termination statements), all without any representation, warranty or recourse whatsoever. If, within five Business Day after any request therefor by a Grantor, the Collateral Agent shall fail to submit for recording in the appropriate office a UCC-3 amendment or termination statement in respect of any Collateral that has been released as described in the first sentence of this clause (g), the relevant Grantor here hereby authorized to do so in the name and on behalf of the Collateral Agent as secured party.

(h)	THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(i)	In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Financing Agreement, mutatis mutandi.

(j)	Each party hereunder irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(k)	Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(l)	Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m)	This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

FUNKO ACQUISITION HOLDINGS, L.L.C.

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

FUNKO HOLDINGS LLC

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

FUNKO, LLC

By:	s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

Pledge and Security Agreement

SCHEDULE I

LEGAL NAMES; STATES OR JURISDICTIONS OF ORGANIZATION; TYPE OF

ORGANIZATION; & ORGANIZATIONAL IDENTIFICATION NUMBERS;

Company Name	State of Organization	Type of Organization	Organizational I.D.
Funko Acquisition Holdings, L.L.C.	Delaware	Limited Liability Company	5832371

Funko Holdings LLC	Delaware	Limited Liability Company	5327798

Funko, LLC	Washington	Limited Liability Company	602469782

SCHEDULE II

INTELLECTUAL PROPERTY AND LICENSES; TRADE NAMES

SCHEDULE III

LOCATIONS OF GRANTORS

Chief Places of Business and Chief Executive Offices

Company Name	State of Organization	Chief Place(s) of Business	Chief Executive Office/ Books and Records
Funko Acquisition Holdings, L.L.C.	Delaware	1133 Connecticut Ave NW #700, Washington, DC 20036	1133 Connecticut Ave NW #700, Washington, DC 20036

Funko Holdings LLC	Delaware	1202 Shuksan Way, Everett, Snohomish County Washington 98203	1202 Shuksan Way, Everett, Snohomish County Washington 98203

Funko, LLC	Washington	1202 Shuksan Way, Everett, Snohomish County Washington 98203	1202 Shuksan Way, Everett, Snohomish County Washington 98203* * Also contains Inventory, Equipment or other Goods.

Sched. III

SCHEDULE IV

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Company	Bank or Broker	Address	Account No.	Account Type
Funko, LLC

Funko, LLC

Funko, LLC

Sched. IV

SCHEDULE V

[Reserved]

Sched. VI

SCHEDULE VI

COMMERCIAL TORT CLAIMS

None.

SCHEDULE VII

PLEDGED DEBT

Grantor	Description	Principal Amount Outstanding as of Closing

None.

Sched. VII

SCHEDULE VIII

PLEDGED SHARES

Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Membership Interest	Class	Certificate Number
Funko Acquisition Holdings, L.L.C.	Funko Holdings LLC	N/A	100%	N/A	N/A

Funko Holdings LLC	Funko, LLC	N/A	100%	N/A	N/A

Sched. VIII

EXHIBIT A

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated [                    ]         , 20[    ], is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated October 30, 2015 as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Security Agreement”) and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Interests referred to in such Pledge Agreement and shall secure all of the Secured Obligations referred to in such Security Agreement.

Pledged Debt

Principal Amount
Grantor	Name of Maker	Description	Outstanding as of

Pledged Shares

Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

[GRANTOR]

By:
Name:
Title:

CERBERUS BUSINESS FINANCE, LLC,

as the Collateral Agent

By:
Name:
Title:

Exh. A-1

EXHIBIT B

GRANT OF A SECURITY INTEREST —[TRADEMARKS] [PATENTS] [COPYRIGHTS]

This [Trademark][Copyright][Patent] Security Agreement (this “[Trademark][Copyright][Patent] Security Agreement”) is made as of [                    ], 20    , by                      (“Grantor”), in favor of Cerberus Business Finance, LLC, in its capacity as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, “Grantee”).

WHEREAS, Grantor owns [the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Grantor has entered into a Pledge and Security Agreement, dated October 30, 2015 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of Agent, as the Collateral Agent for itself and the Lenders

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee for the benefit of the Secured Parties (each such term as defined in the Security Agreement), a continuing security interest in all [Trademarks, together with all goodwill associated therewith and symbolized thereby] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action arising out of or relating to any infringement thereof and any and rights to recover from past, present and future violations thereof (the “IP Collateral”), as collateral security for the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, as collateral security for the payment, performance and observance of all of the Secured Obligations, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby pledges and grants to the Grantee, for the benefit of the Secured Parties, a continuing security interest in the IP Collateral (other than, to the extent provided in the Security Agreement, any Excluded Property).

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Exh. B-1

This [Trademark][Patent][Copyright] Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

[Remainder of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, Grantor has caused this [Trademark][Copyright][Patent] Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first set forth above.

[GRANTOR], a [Delaware] [corporation], as Grantor

By:
Name:
Title:

Exh. B-3

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]

[Patents and Patent Applications]

[Copyright Registrations and Applications]

Exh. B-4

EXHIBIT C

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Cerberus Business Finance, LLC, as Collateral Agent

875 Third Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference hereby is made to (i) the Financing Agreement, dated as of October 30, 2015 such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”) by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent” or the “Buyer”), as the initial borrower, and immediately upon consummation of the Funko Acquisition (as defined in the Financing Agreement) Funko Holdings LLC, a Delaware limited liability company (“Parent” or “Funko Holdings”) and each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Ultimate Parent, the Parent and each other Person that executes a Joinder Agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as therein defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and PNC Bank, National Association (“PNC”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) and (ii) the Pledge and Security Agreement, dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of the Collateral Agent. Capitalized terms defined in the Financing Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Financing Agreement or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

Exh. C-1

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Collateral Agent or any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.

SECTION 4. Representations and Warranties. The undersigned hereby makes as of the date hereof each representation and warranty set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Loan Document. In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Financing Agreement, mutatis mutandi.

Very truly yours,

[NAME OF ADDITIONAL LOAN PARTY]

Exh. C-2

By:
Name:
Title:

Acknowledged and Agreed:

CERBERUS BUSINESS FINANCE, LLC, as Collateral Agent

By:
Name:
Title:

Exh. C-3